Exhibit 99.1

Altimmune Announces Closing of Acquisition of Spitfire Pharma, Inc.

GAITHERSBURG, MD, July 15, 2019 (GLOBE NEWSWIRE) — Altimmune, Inc. (Nasdaq: ALT), a clinical-stage biopharmaceutical company, today announced the closing of the previously announced acquisition of Spitfire Pharma, Inc., including the product candidate ALT-801, a potent GLP-1/Glucagon receptor co-agonist for the treatment of non-alcoholic steatohepatitis (NASH).

“We are pleased to be executing against our strategic initiative to expand Altimmune’s pipeline” said Dr. Vipin K. Garg, Ph.D., President and Chief Executive Officer. “This is an important milestone in our journey and we now turn our attention to expeditiously moving ALT-801 to the clinic and generating proof of concept data in man”.

In connection with the closing, Altimmune will issue 1,887,250 unregistered shares of its common stock as upfront consideration, representing an amount equal to $5.0 million less working capital and transaction expense adjustment amounts. The number of shares to be issued was determined based on the average of the closing prices of the Company’s common stock as reported on the Nasdaq Global Market for the twenty consecutive trading days prior to and including July 8, 2019, the date the definitive agreement was signed.

About Altimmune

Altimmune is a clinical stage biopharmaceutical company focused on developing liver disease and immune modulating therapies. Our diverse pipeline includes next generation peptide therapeutics for NASH (ALT-801) and chronic Hepatitis B (HepTcell), conjugated immunostimulants for the treatment of cancer (ALT-702) and intranasal vaccines (NasoVAXTM and NasoShieldTM). For more information on Altimmune, please visit the website www.altimmune.com.

Forward-Looking Statement

Any statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other financial and business matters, including without limitation, the closing of the Spitfire Pharma acquisition, the timing of key milestones for ALT-801, the filing of the IND for ALT-801 in 2020, the initiation of a Phase 1 clinical study in 2020, and the prospects for regulatory approval or commercializing ALT-801, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Altimmune, Inc. (the “Company”) may identify forward-looking statements. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward looking statements or historical experience include risks and uncertainties, including risks relating to: the Company’s ability to close the Spitfire Pharma acquisition on the timelines anticipated, or at all, the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of ALT-801; the Company may encounter substantial delays in its clinical trials, or its clinical trials may fail to demonstrate the safety and efficacy of our product candidates to the satisfaction of applicable regulatory authorities; the Company’s ability to predict the time and cost of product development; competition from other pharmaceutical and biotechnology companies, which may result in others discovering, developing or commercializing NASH products before, or more successfully, than the Company; the Company’s ability to obtain potential regulatory approvals on the timelines anticipated, or at all; the Company’s ability to obtain additional patents or extend existing patents on the timelines anticipated, or at all; the Company’s ability to expand its pipeline of products and the success of future product advancements, including the success of future clinical trials, and the Company’s ability to commercialize its products; third-party claims of intellectual property infringement or misappropriation may prevent or delay the Company’s development and commercialization efforts; the Company’s anticipated financial or operational results; the Company’s ability to obtain additional capital resources; unforeseen safety and efficacy issues; the Company’s ability to receive stockholder approval to issue shares of its common stock in satisfaction of milestone payments; and the Company’s ability to continue to satisfy the listing requirements of the NASDAQ Global Market. Further information on the factors and risks that could affect the Company’s business, financial conditions and results of operations are contained in the Company’s filings with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, which are available at www.sec.gov.

Contacts

Will Brown	Ashley R. Robinson
Chief Financial Officer	Managing Director LifeSci Advisors
Phone: 240-654-1450	Phone: 617-535-7742
Email: wbrown@altimmune.com	Email: arr@lifesciadvisors.com